Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of National Penn Bancshares, Inc. of our report on the consolidated financial statements of Nittany Financial Corp. dated March 16, 2005, except for Note 18 as to which the date is March 28, 2005, relating to our audits of the consolidated financial statements, incorporated by reference in this Registration Statement. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.

/s/ S. R. Snodgrass, A.C.

Wexford, Pennsylvania
October 31, 2005